                                                                     EXHIBIT 4.9

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                            WARRANT TO PURCHASE STOCK

WARRANT TO PURCHASE 100,000         ISSUE DATE:                NOVEMBER 25, 1998
SHARES OF THE SERIES E PREFERRED    EXPIRATION DATE:           NOVEMBER 25, 2003
STOCK OF VIXEL CORPORATION          INITIAL EXERCISE PRICE:    $10.00 PER SHARE

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, GREYROCK CAPITAL, A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION (FORMERLY GREYROCK BUSINESS CREDIT) ("Holder") is entitled to purchase the number of fully paid and non-assessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant, and subject further to Section 1.7 hereof.

ARTICLE 1. EXERCISE.

        1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

        1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

        1.3 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is more than ten percent (10%) greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

        1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

        1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

        1.6 REPURCHASE ON SALE, MERGER OR CONSOLIDATION OF THE COMPANY.

        1.6.1. "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

        1.6.2. ASSUMPTION OF WARRANT. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

GREYROCK CAPITAL                                       WARRANT TO PURCHASE STOCK
--------------------------------------------------------------------------------

        1.6.3. NONASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

        1.7. REDEMPTION EVENT; WARRANT FOR COMMON SHARES AT HOLDER'S OPTION; CONVERSION RATE APPLIES. If at the time the Holder intends to exercise this Warrant a redemption of Series E Preferred shares of the Company is then slated to occur or is occurring under the terms and provisions of subsection 6 of section D of Article IV of the Restated Certificate of Incorporation of the Company dated February 17, 1998, then this Warrant, at the sole option of the Holder, shall be considered to be exercisable for the same number of shares of common stock of the Company as stated above regarding the number of shares of Series E Preferred of the Company as modified by the most recent per share conversion rate applicable to the Series E Preferred stock of the Company as set forth in the certificate of incorporation of the Company; the per share exercise price for such common shares shall be the same as is set forth above with respect to the Series E Preferred stock of the Company.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

        2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

        2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

        2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

        2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or, if the Shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment for "Dilutive Issuances" as set forth in the Restated Certificate of Incorporation.

        2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

        2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

        2.7 ADJUSTMENTS. Holder shall be entitled to the same rights with respect to notices regarding adjustments as provided to the holders of Series E Preferred Stock as set forth in the Company's Restated Certificate of Incorporation.

        2.8 NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise of the Holder's rights to purchase Preferred Stock as provided for herein.

ARTICLE 3.    REPRESENTATIONS AND COVENANTS OF THE COMPANY.

        3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

        All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided

GREYROCK CAPITAL                                       WARRANT TO PURCHASE STOCK
--------------------------------------------------------------------------------

for herein or under applicable federal and state securities laws.

        3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.gma

        3.3 REGISTRATION AND INFORMATION RIGHTS. Substantially concurrently with the issuance of this Warrant, the Company shall cause its Amended and Restated Investors' Rights Agreement to be amended to make the Shares "Registrable Securities" thereunder and Holder a "Holder" thereunder. By acceptance of this Warrant, Holder shall be deemed a party to the Agreement and shall execute counterpart signature pages thereto at the request of the Company.

ARTICLE 4. REPRESENTATIONS AND COVENANTS OF HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its acceptance hereof the Holder hereby confirms:

        4.1 INVESTMENT PURPOSE. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

        4.2 PRIVATE ISSUE. Holder understands (i) that the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and
(ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 4.

        4.3 FINANCIAL RISK. Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

        4.4 RISK OF NO REGISTRATION. Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or
(ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Holder also understands that any sale of the rights of the Holder to purchase Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

        4.5 ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act, as presently in effect.

ARTICLE 5. MISCELLANEOUS.

        5.1 TERM: NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

        5.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

        5.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an

GREYROCK CAPITAL                                       WARRANT TO PURCHASE STOCK
--------------------------------------------------------------------------------

affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holders notice of proposed sale.

        5.4 TRANSFER PROCEDURE. Subject to the provisions of Section 5.2 and 5.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

        5.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

        5.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

        5.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

        5.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


        VIXEL CORPORATION


        BY   /s/ Gregory R. Olbright
           ------------------------------------
           CHAIRMAN OF THE BOARD, PRESIDENT OR
           VICE PRESIDENT

        BY   /s/ Kurtis L. Adams
           ------------------------------------
           SECRETARY OR ASS'T SECRETARY


                                   APPENDIX 1

                               NOTICE OF EXERCISE

        1. The undersigned hereby elects to purchase ____________ shares of the Common/Series ____ Preferred [strike one] Stock of __________ pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

        1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _______ of the Shares covered by the Warrant.

        [Strike paragraph that does not apply.]

        2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                           --------------------------
                                     (Name)


                           --------------------------

                           --------------------------
                                    (Address)


        3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


-------------------------------------
(Signature)

-------------------------------------
(Date)